Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - August 2006

Series	1997-4	1997-8	1998-6
Deal Size	$602MM	$939MM	$964MM
Expected Maturity	6/17/2007	9/17/2007	8/18/2008
Yield	16.39%	16.39%	16.39%
Less:
Coupon	5.63%	5.58%	5.57%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	4.16%	4.16%	4.16%
Excess Spread:
August-06	5.10%	5.15%	5.16%
July-06	5.33%	5.37%	5.40%
June-06	6.45%	6.50%	6.50%
Three Month Average Excess Spread	5.63%	5.67%	5.69%
Delinquency:
30 to 59 Days	0.95%	0.95%	0.95%
60 to 89 Days	0.66%	0.66%	0.66%
90+ Days	1.54%	1.54%	1.54%
Total	3.15%	3.15%	3.15%
Principal Payment Rate	19.27%	19.27%	19.27%